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                                                                    Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in the registration statements of
BioSepra, Inc. on Form S-8 (Files Nos. 33-79398, 33-79396, 33-94792,
33-94770, 333-05621) of our reports dated February 27, 1996, except as to the information in the fourth paragraph of Note H and the seventh paragraph of Note C, for which the date is March 29, 1996, on our audits of the consolidated financial statements and the financial statement schedule of BioSepra, Inc. as of December 31, 1995, and for the years ended December 31, 1995, and 1994, which reports are included in the Annual Report on Form 10-K.


                                                    /s/ Coopers & Lybrand L.L.P.

Boston, Maccachusetts
March 28, 1997